UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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TRAILER BRIDGE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TRAILER BRIDGE, INC.

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Trailer Bridge, Inc.:

The Annual Meeting of Stockholders of Trailer Bridge, Inc., a Delaware corporation (the “Company”), will be held at the Hampton Inn Jacksonville at 1331 Prudential Drive, Jacksonville, FL 32207, at 1:00 pm on Tuesday, June 7, 2011 for the following purposes:

(1) To elect the six director nominees named in the attached Proxy statement to serve as directors of the Company until the next Annual Meeting of Stockholders.

(2) To ratify the appointment of BDO USA, LLP as the Company’s independent registered certified public accountants for the year ending December 31, 2011.

(3) To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Company’s Annual Report to Stockholders for the year ended December 31, 2010 also accompanies this Notice.

The Board of Directors has fixed the close of business on April 27, 2011, as the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof. Each holder of shares of the Company’s Common Stock is entitled to one (1) vote for each share of Common Stock held on the record date.

This Proxy Statement and accompanying Form of Proxy are first being made available to stockholders via U.S. Mail on or about May 13, 2011.

By order of the Board of Directors,

/s/ William G. Gotimer, Jr.
WILLIAM G. GOTIMER, JR.
Executive Vice President,
General Counsel and Secretary

Jacksonville, Florida

May 13, 2011

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND

RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER

OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

***IMPORTANT NOTICE***

Regarding Internet Availability of Proxy Materials

for the Annual Meeting to be held on June 7, 2011.

The Proxy Statement, Form of Proxy and Annual Report to security holders are available online at

www.trailerbridge.com/proxy.

A stockholder who would like to obtain directions to the Annual Meeting may contact the Secretary of the

Company at the principal executive offices of the Company.

TRAILER BRIDGE, INC.

10405 NEW BERLIN ROAD EAST

JACKSONVILLE, FLORIDA 32226

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Trailer Bridge, Inc., a Delaware corporation (the “Company” or “Trailer Bridge”), of proxies for use at the 2011 Annual Meeting of Stockholders to be held on Tuesday, June 7, 2011 and any adjournment thereof (the “Annual Meeting”). This Proxy Statement and accompanying Form of Proxy are first being sent to stockholders on or about May 13, 2011.

Holders of the Company’s Common Stock, $0.01 par value (the “Common Stock”) at the close of business on the record date, April 27, 2011, are entitled to notice of and to vote at the Annual Meeting. As of the record date, the Company had 12,016,681 shares of Common Stock outstanding and entitled to vote.

VOTING RIGHTS AND PROCEDURES

Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. If a properly signed Proxy Form is returned to the Company and is not marked, it will be voted in accordance with the recommendation of the Board of Directors on all proposals. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person. Our Board of Directors has designated William G. Gotimer, Jr., Executive Vice President, General Counsel and Secretary, and Mark A. Tanner, Vice President of Administration and Chief Financial Officer, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf.

Each share of Common Stock is entitled to one vote. The holders of a majority of the shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes, if any, will be included in the calculation of the number of shares present at the meeting for the purposes of a quorum. Abstentions are not considered votes cast and will have no effect on any of the proposals. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as entitled to vote with respect to that matter and will have no effect on any of the proposals. Your broker is no longer able to vote your shares with respect to the election of directors if you have not provided directions to your broker.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and such election inspectors will determine whether or not a quorum is present.

The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

The Company does not have a formal policy requiring directors to attend annual meetings. Five directors attended the 2010 Annual Meeting.

BENEFICIAL OWNERSHIP

The following table sets forth information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company, (ii) the executive officers of the Company, (iii) all directors and executive officers of the Company as a group, and (iv) based on information available to the Company and a review of statements filed with the Commission pursuant to Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each person that owns beneficially (directly or together with affiliates) more than 5% of our Common Stock as of April 12, 2011. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of the Common Stock indicated as beneficially owned by them, except as otherwise noted. No shares have been pledged as security by directors or executive officers except as noted below.

Name (1)	Number of Shares of Common Stock Owned		Right to Acquire Common Stock		Common Stock and Right to Acquire Common Stock	Percent of Outstanding Common Stock (2)

Malcom P. McLean, Jr. (5)(11)	1,512,274	(8)	5,000	(7)	1,517,274	12.6%
Greggory B. Mendenhall (5)	1,451,758		5,000	(7)	1,456,758	12.1%
Nancy McLean Parker (3)(5)	1,439,423		-		1,439,423	12.0%
John D. McCown	1,377,225		5,000	(7)	1,382,225	11.5%
Estate of Clara L. McLean (3)(5)(11)	1,334,500		-		1,334,500	11.1%
Irena Z. McLean (4)	1,019,952		-		1,019,952	8.5%
Douglas E. Schimmel	265,000		5,000	(7)	270,000	2.2%
Ivy B. Suter	61,827		100,000	(6)	161,827	1.3%
Allen L. Stevens	57,850	(10)	5,000	(7)	62,850	*
Mark A. Tanner	39,347	(9)	76,400	(6)	115,747	*
Robert P. Burke	80,260		5,000	(7)	85,260	*
William G. Gotimer, Jr.	5,487		86,200	(6)	91,687	*
Adam E. Gawrysh, Jr.	432		68,200	(6)	68,632	*
J. Edward Morley	-		61,400	(6)	61,400	*
Nickel van Reesema	2,200		17,500	(7)	19,700	*
All directors and executive officers as a group (11 persons)	3,476,435		434,700		3,911,135	31.4%

* Less than 1%

(1) The address of each owner is 10405 New Berlin Road E., Jacksonville, Florida 32226 unless otherwise shown in notes to the table.

(2) The percentages in this column have been computed in accordance with Rule 13d-3 under the Exchange Act. Therefore, the percentages assume the acquisition by the person shown (but not by anyone else) of shares issuable upon exercise of stock options that are presently exercisable or become exercisable within 60 days from April 12, 2011.

(3) The address of Nancy McLean Parker and the Estate of Clara L. McLean is 39 Crescent Trail #19, Highlands, North Carolina 28741.

(4) The address of Irena Z. McLean is c/o McCullough, Goldberg & Staudt, LLP, 1311 Mamaroneck Avenue, Suite 340, White Plains, New York 10605. Includes 294,952 shares that are held by a trust for the benefit of her nieces and nephews under Paragraph J of Article III of the Last Will and Testament of Malcom P. McLean, of which Irena Z. McLean is trustee. As trustee of the trust, Irena Z. McLean has sole voting and dispositive power over these shares. However, Mrs. McLean expressly disclaims beneficial ownership of these shares.

(5) Pursuant to Schedule 13D/A filed on November 21, 2007 and amended on June 15, 2009, the shares are held as a member of a group. The members have an informal and unwritten understanding that they will vote as a group.

(6) Consists of options to acquire shares under the Company’s Incentive Stock Plan that are presently exercisable or become exercisable within 60 days from April 12, 2011.

(7) Consists of options to acquire shares under the Company’s Non-Employee Incentive Stock Plan that are presently exercisable or become exercisable within 60 days from April 12, 2011.

(8) 1,443,922 of the shares beneficially owned have been pledged as security for a margin account.

(9) 37,347 of the shares beneficially owned have been pledged as security for a margin account. As of the date of this proxy statement there was no margin debt outstanding.

(10) 57,850 of the shares beneficially owned have been pledged as security for a margin account. As of the date of this proxy statement there was no margin debt outstanding.

(11) Malcom P. McLean, Jr. is the Executor of the Estate of Clara L. McLean.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 2010 all applicable Section 16(a) filing requirements were complied with by the officers, directors, and greater than ten-percent beneficial owners except for one late Form 4 filed by Allen L. Stevens reporting the gifting of an aggregate of 8,150 shares of common stock.

ELECTION OF DIRECTORS

The number of directors of the Company, as determined by the Board of Directors under Article III of the Company’s By-laws, is currently six. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of directors.

The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director serves as a director of the Company as of the date of this Proxy Statement. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxy holder for such person or persons as may be designated by the Board of Directors.

During 2010, a majority of the Company’s Board of Directors were independent, as defined by applicable NASDAQ rules. In 2011, the Company’s Board of Directors determined that, each of the current directors, all of whom are standing for re-election at the Annual Meeting, qualify as independent directors.

The following biographies of our director nominees include their ages (as of April 12, 2011); an account of their specific business experience; the names of publicly held and certain other corporations of which they also are, or have been within the past five years, directors; and a discussion of their specific experience, qualifications, attributes or skills that led to the conclusion that they should serve as directors.

Nominees for Election as Directors

Name	Age	Business Experience During Past Five Years and Other Information

Robert P. Burke	51

Mr. Burke became a director in August 2005. Mr. Burke is currently a private investor in the maritime industry. Mr. Burke was most recently CEO of Chembulk Management, an owner and operator of a fleet of modern chemical tankers. Prior to that, Mr. Burke was CEO of Great Circle Capital from 2000-2005, a $120 million private equity firm specializing in maritime transportation investments that are funded by the Overseas Private Investment Corporation, an independent development agency, and private investors. Prior to Great Circle, Mr. Burke was a Managing Director at GE Capital, in charge of their Marine Transportation Group. Mr. Burke serves on the Audit, Nominating and Compensation Committees. Mr. Burke is a graduate of the U.S. Merchant Marine Academy at Kings Point, N.Y. and has a MBA from Columbia Business School.

Mr. Burke brings leadership and industry experience to our Board from his former position as the CEO of a worldwide chemical tanker operator, Chembulk Management. He also brings finance experience to our Board from his former positions as a maritime lending executive of GE Capital and CEO of a marine private equity firm. Mr. Burke also brings finance experience through his endeavors as a private investor.

Malcom P. McLean Jr. (1)	59

Mr. McLean, a director since May 2002, is the owner of MPM Investments and the President of MPM Properties, Inc., a commercial real estate development company in Alabama. Since 1987, he has owned and managed various businesses in the restaurant and real estate field. From 1978 to 1986, Mr. McLean worked in various capacities at U.S. Lines, Inc., a large international container shipping company, where he was President from 1984 to 1986. Mr. McLean is the son of the late founder of Trailer Bridge and the brother-in-law of Greggory B. Mendenhall. He was also a director of Kadampanattu Corp.

		Mr. McLean brings industry and global experience to our Board through his former positions as president and executive of a major international container shipping company.

Greggory B. Mendenhall (1)	66

Mr. Mendenhall, a director since May 2002, is special counsel with the law firm of Sheppard, Mullin, Richter & Hampton LLP. Prior to 2003 he was managing partner of the New York office of Schnader Harrison Segal & Lewis LLP, where he had practiced law for more than ten years. Mr. Mendenhall worked at U.S. Lines, a large international container shipping company, where he was a director and Vice President, Marine Operations from 1980-1986. Mr. Mendenhall is also an independent director since December 2007 of GS Maritime Holding, LLC., the parent company of United Maritime Group, LLC. which provides U.S.-flag transportation, storage and transfer of dry bulk commodities. Mr. Mendenhall has a JD from The George Washington University Law School and a BA from Brigham Young University. Mr. Mendenhall has worked in the maritime industry for over 30 years and has specifically been involved with container shipping since 1980. He has been an officer, director, investor and counsel to many maritime companies in the industry and has a broad knowledge of the U.S.-flag industry, regulations and programs.

Mr. Mendenhall brings legal experience to our Board from practicing law for over twenty years with an emphasis on maritime law and governmental relations. He also brings to our Board industry and global experience through his former position as a maritime executive of a leading worldwide container shipping company.

Douglas E. Schimmel	45

Mr. Schimmel, a director since August 2007, is a Managing Director/Portfolio Manager at Sandler Capital Management, a New York City based investment advisor that manages both hedge funds and private equity funds. Through its various on-shore and off-shore funds, Sandler manages approximately $1.1 billion in assets. Mr. Schimmel, who joined Sandler in 1994, is a research analyst and leads credit analysis for its hedge funds. Prior to joining Sandler Capital, he was an equity research analyst at Merrill Lynch, covering and publishing research in the cable television and broadcasting industries. Before that, Mr. Schimmel was an analyst/portfolio manager at Wertheim Schroeder & Company specializing in media, telecommunications and package food and beverage company investments. Mr. Schimmel is a director and serves on the audit committee of Multivision Communications Corp., a public company trading on the TSX Venture Exchage, providing subscription television service in Bolivia. He has a B.A. from the University of Miami. Mr. Schimmel serves on the Compensation, Audit and Nominating Committees.

Mr. Schimmel brings financial experience to our Board through his current position as a managing director of a large investment advisor to hedge and private equity funds and also through his role as a director of a public company.

Allen L. Stevens	67

Mr. Stevens, Chairman since August 2008 and a director since May 2002, owns and manages several private companies with interests in real estate and grain handling. Mr. Stevens has been involved in the maritime industry for over 30 years at Sea-Land Service and McLean Industries, Inc., container shipping companies. Mr. Stevens also serves as a partner of Club Quarters, an urban business hotel he co-founded. He is a graduate of the Unviersity of Michigan and Harvard Law School. Mr. Stevens is a director of Subsea 7, Inc., a public company, providing worldwide underwater construction services to the oil and gas industry. Mr. Stevens serves on the Compensation, Audit and Nominating Committees.

Mr. Stevens brings industry and technology experience to our Board from his former position as an executive of major international container shipping companies; as the former executive of shipbuilding companies; and as a director of a major subsea contractor to the oil industry. Mr. Stevens also brings finance experience to our Board through his role as a member of the audit committee of a public company and as the former CFO of a public shipping company.

Nickel van Reesema	61

Mr. van Reesema, a director since June 2001, is the Chairman and Majority Owner of VanEnkevort Tug and Barge, located in Bark River, MI. Mr. van Reesema is also a shareholder/Officer of Mid Ocean Tanker Company LLC, which owns a United States-flagged/Jones Act 49,000 deadweight twin-screw diesel-electric Product/Chemical tanker under construction in Mobile, AL. In 2007, Mr. van Reesema and his son Volckert founded Mid Ocean Marine LLC (MOM), located in South Norwalk, CT. MOM pursues U.S.-flag shipping opportunities. Mr. van Reesema serves on both the Compensation and Nominating Committees.

		Mr. van Reesema brings industry and technology experience to our Board through his roles as CEO of several U.S. maritime companies and as the prior manager of an international shipping company.

(1) Mr. Mendenhall and Mr. McLean are brothers-in-law.

The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director named above.

Procedures for Nomination of Directors

The Board of Directors, with the concurrence of the Nominating Committee, will consider written recommendations from stockholders for nominees for director. Stockholders wishing to submit names for consideration should submit the following to the Corporate Secretary, at the Company’s address as set forth on page one of this proxy statement:

* Biographical information about the candidate and a statement about his or her qualifications;

* Any other information required to be disclosed about the candidate under the Securities and Exchange Commission’s proxy rules (including the candidate’s written consent to being named in the proxy statement and to serve as a director, if nominated and elected); and

* The name(s) and address(es) of the stockholder(s) recommending the candidate for consideration and the number of shares of Common Stock beneficially owned by each.

Stockholders must submit written recommendations to the Secretary of the Company at the principal executive offices of the Company not less than sixty (60) nor more than ninety (90) days prior to the meeting; provided, however that in the event less than seventy (70) days prior public disclosure of the date of the meeting is provided, notice must be received no later than the close of business on the tenth day following public disclosure.

The Board of Directors, with the concurrence of the Nominating Committee, will apply the same criteria to all candidates it considers including any candidates submitted by stockholders. These criteria include independence, personal integrity, leadership skills, strategic thinking, education, professional experience, professional reputation, willingness to make a time commitment, and breadth of knowledge about matters affecting Trailer Bridge and its industry. There are no stated minimum criteria for director nominees. Rather, the Nominating Committee will look for skills and experience that will complement the board’s existing make-up.

Meetings and Committees of the Board

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. During the year ended December 31, 2010, the Board held twelve meetings. During 2010, all directors, other than Messrs. Burke and van Reesema attended at least 75% of the meetings of the Board of Directors and of the committees thereof on which they served. Mr. Burke did not attend at least 75% of the meetings of the Audit Committee of the Board of Directors. Mr. van Reesema did not attend at least 75% of the meetings of the General Board of Directors.

The Nominating Committee is composed of Messrs. Burke, Schimmel, Stevens and van Reesema, each of whom is independent under NASDAQ rules. The Nominating Committee operates under a written charter, which is available on our website at www.trailerbridge.com. The Nominating Committee held one meeting in 2010.

The Nominating Committee evaluates incumbent directors to determine whether they should be nominated to stand for re-election, based on the types of criteria outlined above as well as the directors’ contributions to the board during their current term. All nominees for 2011 are incumbent directors. When vacancies develop, the Nominating Committee will solicit input regarding potential new candidates from a variety of sources, including existing directors and senior management. The Nominating Committee will evaluate potential candidates based on their biographical information and qualifications and also may arrange personal interviews of qualified candidates by one or more board members, including independent members, and senior management.

The duties of the Audit Committee, which operates under a written charter adopted by the Board of Directors, are to oversee the Company’s internal control structure; review the Company’s financial statements and other financial information to be included in the Company’s 10-K and Annual Report to Stockholders; select the independent auditors for the Company; and review the Company’s annual audit plan, among other things. The Audit Committee is comprised of Allen L. Stevens, who acts as its Chairman, Robert P. Burke, and Douglas E. Schimmel, each of whom is “independent” under NASDAQ rules applicable to Audit Committee members. A copy of the Audit Committee Charter is available on our website at www.trailerbridge.com. The Audit Committee held four meetings in 2010.

The duties of the Compensation Committee, which does not currently operate under a written charter, are to make recommendations to the Board of Directors concerning the salaries of the Company’s officers; to exercise the authority of the Board of Directors concerning the Company’s Incentive Stock Plan; and to advise the Board of Directors on other compensation and benefit matters. The members of the Compensation Committee during 2010 were Messrs. Stevens, van Reesema, Burke and Schimmel. Mr. Schimmel acts as Chairman of the Compensation

Committee. The Compensation Committee held one meeting in 2010. Mr. Mendenhall replaced Mr. Stevens on the Compensation Committee in 2011.

No current member of the Compensation Committee is, or has ever been, an officer or employee of the Company. None of the Company’s Directors and none of their family members are employed as an executive of another company where any of the Company’s executives serve on the compensation committee of which the Director is an executive.

Company Leadership Structure

Our Company’s leadership structure currently consists of a separate Board Chairman and Chief Executive Officer. The Board believes that separating the positions of Chairman and Chief Executive Officer enhances Board independence and oversight. The structure allows the Chief Executive Officer to better focus on the responsibilities of running the Company, enhancing stockholder value and expanding and strengthening our enterprise, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The structure also provides for more effective guidance and feedback to the Chief Executive Officer regarding performance.

Board Role in Risk Oversight

The Board is actively involved in the oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board. However, the full Board has retained responsibility for the general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Risk Considerations in our Compensation Program

The Board believes that our compensation policies and practices are reasonable and properly align our employees’ interests with those of our stockholders. The Board believes that there are a number of factors that cause our compensation policies and practices to not have a material adverse effect on the Company. The fact that our executive officers and other employees have their discretionary incentive compensation tied to earnings encourages actions that improve the Company’s profitability over the short and long term. Furthermore, our stock option incentive plans further align the interests of our executive officers and other employees with the long term interests of our stockholders. In addition, our Compensation Committee reviews our compensation policies and practices to ensure that such policies and practices do not encourage our executive officers and other employees to take action that is likely to create a material adverse effect on the Company.

Compensation of Directors

Non-employee directors who are not independent receive an annual retainer of $15,000 and independent directors receive an annual retainer of $20,000. In addition, each member of the Audit and Compensation Committees receives $10,000 for service on each committee. Each member of the Nominating Committee receives $5,000. In addition to the above, the Chairman of the Audit Committee receives an additional $15,000. All directors are reimbursed for expenses incurred in attending meetings.

The following table summarizes the compensation paid to the directors during 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Malcom P. McLean, Jr.	15,000	91,000	106,000
Greggory B. Mendenhall	15,000	91,000	106,000
Robert P. Burke	45,000	91,000	136,000
Allen L. Stevens	60,000	91,000	151,000
Nickel van Reesema	35,000	91,000	126,000
Douglas E. Schimmel	45,000	91,000	136,000
John D. McCown (2)	7,500	91,000	98,500

(1) Option award amounts reflect the aggregate grant date fair value in accordance with FASB Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation”. The ASC 718 assumptions used in the calculation of the fair market value of the stock options are provided in the table below. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our stock on the date of exercise.

The following table sets forth the ASC 718 assumptions used in the calculation of the option awards presented in the Director compensation table above.

2010
Expected life	6.5 years
Weighted average volatility	64.53%
Weighted average risk-free interest rate	3.17%
Dividend yield	None

The aggregate number of option awards outstanding at December 31, 2010 for each director is as follows:

Name	Aggregate Number of Option Awards Outstanding (#)
Malcom P. McLean, Jr.	25,000
Greggory B. Mendenhall	25,000
Robert P. Burke	25,000
Allen L. Stevens	25,000
Nickel van Reesema	37,500
Douglas E. Schimmel	25,000
John D. McCown	25,000

(2) As of May 2010, Mr. McCown was no longer a member of the Board of Directors.

EXECUTIVE OFFICERS OF THE COMPANY

Executive officers of the Company serve at the will of the Board of Directors. The executive officers of the Company are as follows:

NAME	AGE	POSITION

Ivy Barton Suter	57	Chief Executive Officer

William G. Gotimer, Jr.	51	Executive Vice President, General Counsel and Secretary

Adam E. Gawrysh, Jr.	44	Chief Commercial Officer

Mark A. Tanner	59	Vice President of Administration and Chief Financial Officer

J. Edward Morley	63	Vice President of Marine Operations

Ms. Suter was appointed Chief Executive Officer in August 2009 and succeeded Ralph W. Heim, who served as the Company’s Interim Chief Executive Officer since December 2008. Ms. Suter has over 20 years of executive experience in a variety of industries, including transportation. Her prior experience includes serving as: Managing Director at Alvarez & Marsal; President of SPX’s Service Solutions Tools & Equipment, N.A.; and President of Gast Manufacturing, a unit of IDEX Corporation. Ms. Suter is a graduate of the U.S. Merchant Marine Academy at King’s Point, where she earned an Engineering degree and was in the first class of women to graduate from a Federal Academy. She also earned a B.S. in Mathematics from the University of Delaware and an MBA from the Harvard Business School.

Mr. Gotimer was appointed Executive Vice President in April 2003 and has served as General Counsel since 1991. Mr. Gotimer served as a director of the Company from 2001 to August 2005. Prior to the Company’s purchase of Kadampanattu Corp. in December 2004, he was a director, Vice President and General Counsel of Kadampanattu Corp. His previous experience includes legal counsel with British Airways, Plc., Pan American World Airways and McLean Industries. Mr. Gotimer has an LLM degree in Taxation from New York University School of Law and both a JD and B.S. degree in accounting from St. John’s University.

Mr. Gawrysh was appointed Chief Commercial Officer in November 2009 and directs all sales related activities. Mr. Gawrysh had previously served as Vice President Inland Operations since September 2005. Prior to joining Trailer Bridge in 1992, Mr. Gawrysh spent three years in various sales positions with several less than truckload transportation companies. Since joining Trailer Bridge he has held positions in the sales and inland transportation areas. Mr. Gawrysh graduated from Western Illinois University with a Bachelor of Science.

Mr. Tanner, a CPA, has served as Vice President of Administration and Chief Financial Officer since January 1992. Mr. Tanner joined Trailer Bridge in 1991 from Crowley Maritime Corporation where he held various financial management positions for over four years. His prior experience includes three years as Manager of Corporate Planning and Development for a large publicly held company and five years experience in public accounting. Mr. Tanner graduated from the University of North Florida with a B.B.A. degree in accounting.

Mr. Morley has served as Vice President of Operations since July 1992 and is responsible for marine and terminal operations. Prior to joining Trailer Bridge in 1991, Mr. Morley worked with Sea Land Service in various management positions including overseas assignments in Europe directing vessel and equipment operations for Europe and the Middle East. Just prior to joining Trailer Bridge he worked in Puerto Rico with responsibilities for operations and for developing the organization and facilities for expected growth. He received his education at the University of North Florida in Jacksonville.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions as well as to directors, officers and employees generally. The code of ethics is available on the Company’s website at www.trailerbridge.com. The Company discloses any amendments to, or waivers of, its code of ethics on its website.

EXECUTIVE COMPENSATION

Overall Policy Regarding Executive Compensation

The Compensation Committee reviews and establishes, subject to approval of our Board of Directors, the compensation arrangements for our Chief Executive Officer and the other executive officers of the Company, including salaries, an incentive bonus plan, discretionary bonuses and grants of stock options under the Company’s Incentive Stock Plan. With respect to other officers, the Compensation Committee considers the input of the CEO.

Compensation Objectives and Philosophy

The design and operation of our compensation structure reflect the following objectives:

•	Recruiting and retaining talented leadership.

•	Implementing measurable individual annual performance targets and goals.

•	Correlating compensation more closely with stockholder value.

•	Emphasizing at risk and performance-based compensation, progressively weighted with level of responsibility.

The principal components of our compensation program are base salary, annual incentive bonuses, discretionary bonuses and long-term incentive awards in the form of stock options. We blend these elements in order to formulate compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives, and align the interests of our executive officers and other senior personnel with those of our stockholders.

The Compensation Committee and our senior executive officers structure discretionary annual incentive bonuses, which are payable only in cash, to reward executive officers and certain other members of management for attaining specific performance goals within their assigned area such as increases in revenue, finding material cost saving, refining processes, etc. during the preceding fiscal year. The annual discretionary incentive compensation program is based upon up to ten percent of the actual earnings before taxes subject to certain adjustments. The resulting incentive compensation is allocated among participating employees by assigning a certain number of points to each participant. The points under the annual incentive compensation program are determined by the Compensation Committee with consideration of the employee’s job position, length of service, and other factors.

Summary Compensation Table

The following table sets forth a summary of the annual, long-term, and other compensation for services rendered to the Company for the years ended December 31, 2010 and December 31, 2009 paid or awarded to our Chief Executive Officer and our two most highly compensated executive officers (who are also our most highly compensated employees) other than the Chief Executive Officer (collectively, including our Chief Executive Officer, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Cash Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total Compensation ($)

Ivy B. Suter, Chief Executive Officer (3)	2010	310,000	-	-	18,992	328,992
	2009	106,642	-	1,350,000	5,711	1,462,353

William G. Gotimer, Jr.	2010	303,450	19,861	-	16,877	340,188
Executive V. P. and General Counsel	2009	303,450	18,634	367,625	7,979	697,688

Mark A. Tanner, Vice President of	2010	215,000	19,861	-	17,968	252,829
Administration and Chief Financial Officer	2009	180,608	18,634	367,625	16,544	583,411

(1) Option award amounts reflect the aggregate grant date fair value in accordance with FASB Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation”. The ASC 718 assumptions used in the calculation of the fair market value of the stock options are provided in the table below. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our stock on the date of exercise.

The following table sets forth the ASC 718 assumptions used in the calculation of the stock options presented in “Summary Compensation Table.”

2009
Expected life	6.5 years
Weighted average volatility	64.84% - 65.13%
Weighted average risk-free interest rate	2.49% - 3.09%
Dividend yield	None

(2) Represents the Company’s matching contribution to the Company’s Section 401(k) deferred compensation plan, car allowance and excess group life insurance premiums, respectively, as follows:

	2010
	401(k)	Car	Life Ins.	Total
Ivy B. Suter	$7,350	$8,700	$2,942	$18,992
William G. Gotimer, Jr.	$6,640	$8,700	$1,537	$16,877
Mark A. Tanner	$7,307	$8,700	$1,961	$17,968

(3) Ms. Suter commenced employment with the Company on August 26, 2009.

Equity Grants in 2010 Fiscal Year

No equity awards were granted to our Named Executive Officers in 2010 because of the grants made in 2009.

Outstanding Equity Awards at 2010 Fiscal Year End

The following table sets forth the outstanding option awards held by the Named Executive Officers of the Company at December 31, 2010.

	Option Awards

Name	Number of Securities Underlying Unexercised Options - Exerciseable (#)	Number of Securities Underlying Unexercised Options - Unexerciseable (#)	Option Exercise Price	Option Expiration Date

Ivy B. Suter	100,000	400,000	$4.26	08/26/19	(5)

William G. Gotimer, Jr.	30,000	-	$2.88	05/10/12
	22,000	5,500	$8.61	12/20/16	(1)
	4,800	7,200	$10.90	01/09/18	(2)
	3,500	14,000	$3.44	04/23/19	(3)
	20,000	80,000	$5.22	11/02/19	(4)

Mark A. Tanner	25,000	-	$2.88	05/10/12
	18,400	4,600	$8.61	12/20/16	(1)
	4,000	6,000	$10.90	01/09/18	(2)
	3,500	14,000	$3.44	04/23/19	(3)
	20,000	80,000	$5.22	11/02/19	(4)

(1) Options vest ratably each year over a five year period and will be fully vested on December 20, 2011.

(2) Options vest ratably each year over a five year period and will be fully vested on January 9, 2013.

(3) Options vest ratably each year over a five year period and will be fully vested on April 23, 2014.

(4) Options vest ratably each year over a five year period and will be fully vested on November 2, 2014.

(5) Options vest ratably each year over a five year period and will be fully vested on August 26, 2014.

Employment Agreements, Including Potential Payments Upon Termination

On August 26, 2009, the Company’s Board of Directors appointed Ivy Barton Suter to serve as Chief Executive Officer. At that time Ms. Suter entered into an employment agreement with the Company for a period of two years, which will be automatically extended for consecutive one-year periods provided neither party provides notice of termination sixty (60) days prior to expiration of the term. Pursuant to the agreement, if we terminate the agreement without cause (as defined in the agreement) or the executive terminates the agreement for good reason (as defined in the agreement), we must pay her base salary in effect for eighteen (18) months and provide medical benefits provided that the executive executes a general release. In addition, Ms. Suter purchased from the Company 60,827 shares of the Company’s treasury stock for $250,000 (based on the closing price of the Company’s common stock on the NASDAQ on August 26, 2009 of $4.11 per share).

On December 31, 2008, in order to comply with Section 409(A) of the Internal Revenue Code, the Company and William G. Gotimer, Jr. entered into an Amended and Restated Employment Agreement relating to his service as Executive Vice President and General Counsel of the Company, effective as of December 31, 2008. The term of Mr. Gotimer’s employment agreement is two years and it is automatically renewed for successive two-year terms. If the Company terminates Mr. Gotimer’s employment without cause or Mr. Gotimer terminates his employment for good reason, as those terms are defined in the employment agreement, he will be entitled to receive two years of his base salary, which is currently $303,450. This amount will not be subject to mitigation or reduction for other employment obtained during this period. In addition, Mr. Gotimer will be treated as continuing his employment during such two-year period for purposes of his stock options, including vesting and exercise provisions.

On March 31, 2011, the Company entered into a letter agreement with Mark A. Tanner, the Company’s Vice President of Administration and Chief Financial Officer. The letter agreement provides that if, within the one year period following the consummation of a Change in Control (as defined in the letter agreement), the Company terminates Mr. Tanner’s employment without Cause (as defined in the letter agreement), then, subject to the other terms and conditions of the letter agreement, including the execution of a general release, Mr. Tanner shall be entitled to receive (i) severance payments in an amount equal to one year of the then current annual base salary, which is currently $215,000, payable over a period of twelve months in accordance with the Company’s normal payroll practices; (ii) continued medical benefits for up to one year; (iii) any unpaid base salary through and including the date of the termination; (iv) any bonus earned, but unpaid, for the year prior to the year in which the termination occurs; (v) pay for accrued but unused vacation; (vi) unreimbursed business expenses; and (vii) any other amounts or benefits required to be paid or provided by law or under any plan, program, policy or practice of the Company.

CERTAIN TRANSACTIONS

On August 26, 2009, Ms. Suter purchased from the Company 60,827 shares of the Company’s treasury stock for $250,000 (based on the closing price of the Company’s common stock on the NASDAQ on August 26, 2009 of $4.11 per share.)

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, is to oversee the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. The Audit Committee is comprised of Allen L. Stevens, Robert P. Burke, and Douglas E. Schimmel, each of who is “independent” under NASDAQ rules applicable to audit committee members. All the Committee members are “financially literate,” and the Board of Directors has determined that Mr. Stevens, the Committee Chair, qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission and NASDAQ.

For the year ended December 31, 2010, the Audit Committee:

* retained BDO USA, LLP (“BDO”) as the Company’s independent registered certified public accountants;

* reviewed and discussed the Company’s fiscal 2010 financial statements with management and representatives of BDO;

* discussed with BDO the matters required to be discussed and received copies of material written communications between BDO and management as required by Statement on Auditing Standards No. 61, (“Communications with Audit Committees”) as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T and Rule 2-07 of Regulation S-X;

* received the written disclosures and the letter from BDO and The GriggsGroup, P.A., a member of the BDO Alliance network of firms, regarding auditor’s independence as mandated by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (“Communication with Audit Committees Concerning Independence”); and

* discussed with BDO its independence.

The Audit Committee has approved all audit and non-audit services provided by BDO in 2010. See “Pre-approval of Non-Audit Services” below.

Based on the foregoing review, discussions and disclosures, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2010 be included in the Company’s annual report on Form 10-K for the year 2010.

AUDIT COMMITTEE:

Allen L. Stevens, Chairman

Robert P. Burke

Douglas E. Schimmel

2. PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Our Board of Directors has selected the firm of BDO USA, LLP (“BDO”) to serve as our independent registered certified public accounting firm for the current fiscal year ending December 31, 2011. That firm has served as our auditors since 2005. Our Board of Directors has directed that the appointment of the independent registered certified public accounting firm be submitted for ratification by the stockholders at the Annual Meeting. Representatives of BDO are not expected to be present at the Annual Meeting of Stockholders.

Stockholder ratification of the selection of BDO as our independent registered certified public accounting firm is not required by our articles of incorporation or bylaws. However, the Board of Directors is submitting the appointment of BDO as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain BDO. In such event, the Audit Committee may retain BDO notwithstanding the fact that the stockholders did not ratify the selection, or select another nationally recognized accounting firm without re-submitting the matter to a stockholder vote. Even if the selection is ratified, the audit committee retains the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of our stockholders and us.

If your shares are held in an account at a brokerage firm or bank, your broker, bank or other nominee is permitted to vote your shares on the ratification of our independent registered certified public accounting firm without instructions from you.

Our Board of Directors recommends that the stockholders vote FOR the proposal to ratify the selection of BDO USA, LLP as our independent registered certified public accountants for the year ending December 31, 2011.

Principal Accounting Firm Fees

The following table provides information relating to the fees billed or to be billed to the Company for the years ended December 31, 2010 and 2009, by BDO, the Company’s independent registered certified public accounting firm:

	Audit Fees (a)	Audit-Related Fees	Tax Fees	All Other Fees	Total Fees

Fiscal Year 2010	$189,900	-	-	-	$189,900
Fiscal Year 2009	$187,800	-	-	-	$187,800

(a) The aggregate fees and expenses billed by BDO included professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2010 and 2009, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years. Over 50% of the total hours spent by the auditors in carrying out the audit of the Company’s financial statements for the years ended December 31, 2010 and 2009, were spent by the GriggsGroup, P.A., members of the BDO Alliance network of firms. Such members are not full-time, permanent employees of BDO.

There are no exceptions to the policy of securing pre-approval of the audit committee for any service provided by our independent registered certified public accounting firm.

PROXY SOLICITATION EXPENSE

The expense of proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mail, solicitation also may be made by telephone, telegraph or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company will, upon request, reimburse brokers, banks, and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

WITH THE BOARD OF DIRECTORS

Proposals of stockholders must be received in writing by the Secretary of the Company at the principal executive offices of the Company no later than January 14, 2012, in order to be considered for inclusion in the Company’s proxy statement relating to the next annual meeting of stockholders. Under our bylaws, notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received at our principal executive offices not less than sixty (60) nor more than ninety (90) days prior to the meeting; provided, however that in the even less than seventy (70) days prior public disclosure of the date of the meeting is provided, notice must be received no later than the close of business on the tenth day following such public disclosure. Proposals that are not timely will not be placed on the agenda for the meeting.

Stockholders who wish to communicate with the Company’s Board of Directors or with a particular director should send a letter to the Company’s General Counsel, Trailer Bridge, Inc., 10405 New Berlin Road East, Jacksonville, Florida 32226. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” The letter should identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or one or more specified individual directors. The Secretary will make copies of each such letter and circulate it to the appropriate director or directors.

OTHER MATTERS

The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters properly come before the Annual Meeting, it is intended that the accompanying proxy may be voted on such matters in accordance with the views of management.

Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE, and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time before the proxy is executed.

By order of the Board of Directors,

/s/ William G. Gotimer, Jr.

WILLIAM G. GOTIMER, JR.

Executive Vice President,

General Counsel and Secretary

Jacksonville, Florida

May 13, 2011

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., Central Time, on June 7, 2011.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/trbr • Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Robert P. Burke	☐	☐	02 - Malcom P. McLean, Jr.	☐	☐	03 - Greggory B. Mendenhall	☐	☐

04 - Douglas E. Schimmel	☐	☐	05 - Allen L. Stevens	☐	☐	06 -Nickel van Reesema	☐	☐

For Against Abstain
2. To ratify the appointment of BDO USA, LLP as the Company’s independent registered certified public accountants for the year ending December 31, 2011.			☐ ☐ ☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign your name(s) exactly as it appears hereon. If signing as attorney or for estates, trusts or corporations, title or capacity should be indicated. PLEASE RETURN THIS PROXY PROMPTLY

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — TRAILER BRIDGE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints WILLIAM G. GOTIMER, JR. and MARK A. TANNER, and each of them, proxies with power of substitution to each, to vote and act at the annual meeting of common shareholders of TRAILER BRIDGE, INC. to be held at the Hampton Inn Jacksonville at 1331 Prudential Drive, Jacksonville, FL 32207, at 1:00 pm on Tuesday, June 7, 2011, and at any adjournment thereof, on and with respect to the Common Stock of the undersigned, or on and with respect to which the undersigned is entitled to vote or act.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND AT ANY ADJOURNMENT THEREOF.

SEE REVERSE SIDE IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE